CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-185429) of Trane Technologies plc of our report dated June 29, 2023 relating to the financial statements of Trane 401(K) and Thrift Plan as of and for the years ended December 31, 2021, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 29, 2023